Exhibit 4.17

SECURITY SHARING AGREEMENT

THIS SECURITY SHARING AGREEMENT (this Agreement) is made as of the 24th day of  June, 2013.

A M O N G:

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, limited partnership existing under the law of the Province of Ontario, whose registered office is at Royal Bank Plaza, South Tower, 9th Tower, 200 Bay Street, Toronto, Ontario acting by its managing general partner RBC Covered Bond GP Inc.

(the Guarantor LP)

- and -

ROYAL BANK OF CANADA, a Bank named in Schedule I to the Bank Act (Canada), whose executive office is at Royal Bank Plaza, South Tower, 8th Floor, 200 Bay Street, Toronto, Ontario, Canada M5J 2J5

(the Bank, and together with Guarantor LP, the Secured Parties)

- and -

COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company formed under the laws of Canada, whose registered office is at 100 University Avenue, 9th Floor, North Tower, Toronto, Ontario, Canada M5J 2Y1, in its capacity as Bond Trustee (the Bond Trustee, which expression shall include all persons for the time being the bond trustee or the bond trustees under the Trust Deed), and as Custodian (the Custodian)

RECITALS

A.           The Bank has and may from time to time sell or contribute Loans (Guarantor LP Purchased Loans) and their Related Security to the Guarantor LP pursuant to the terms of the Mortgage Sale Agreement and Guarantor LP Agreement, respectively.

B.           Terms of the loan agreements or Loan and Related Security Files in respect of each Guarantor LP Purchased Loan (as the same may be amended, restated or supplemented from time to time, the Relevant Loan Documents) provide that the Mortgage or hypothecary instrument including any collateral mortgage (collectively, the Shared Security) forming part of the Related Security in respect of such Guarantor LP Purchased Loans may from time to time secure loans, indebtedness or liabilities which have not been sold or contributed to the Guarantor LP (each a Bank Retained Loan and together with each Guarantor LP Purchased Loan secured by the same Shared Security, the Related Loans).

C.           As of the date of this Agreement, the Bank is servicing the Guarantor LP Purchased Loans as Servicer for the Guarantor LP pursuant to the terms of the Servicing Agreement and services the Bank Retained Loans for itself.

D.           The parties desire to enter into this Agreement as a Security Sharing Arrangement under the terms of the Guide and to acknowledge and agree (i) the Bank retains a beneficial interest in the Shared Security; (ii) as to the priorities of payment in respect of any Post-Default Collections (as defined below); (iii) as to certain obligations with respect to the servicing of Related Loans and their Shared Security; and (iv) as to Related Loans and their Shared Security being serviced by the same servicer.

E.           The Bank has delivered to the Custodian, in trust for the Guarantor LP, a Release of Security in respect of its interest in the Shared Security existing as of the date hereof.

NOW THEREFORE in consideration of the sum of $1.00 and other good and valuable consideration hereunder, the parties agree as follows:

ARTICLE I – INTERPRETATION

1.1	Shared Security Arrangement

This Agreement constitutes a Security Sharing Agreement as such term is used in the Guide.

1.2	Interpretation

The amended and restated master definitions and construction agreement dated June 24, 2013 made between, inter alia, the parties to this Agreement (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto) (the Master Definitions and Construction Agreement) is expressly and specifically incorporated into this Agreement and accordingly this Agreement shall be construed in accordance with the interpretation provisions set out in Section 2 of the Master Definitions and Construction Agreement.

1.3	Definitions

Capitalized terms used and not otherwise defined herein have the meanings given to such terms in the Recitals hereto and such Recitals form an integral part of this Agreement. Expressions defined in the Master Definitions and Construction Agreement shall, except where the context otherwise requires and save where otherwise defined herein or in the Recitals hereto, have the same meanings in this Agreement, including in the Recitals hereto.

1.4	Presumption

Where Loans and their Related Security sold or contributed to the Guarantor LP by the Bank provide that the Mortgage or hypothecary instrument (including any collateral mortgage) forming part of the Related Security in respect of such Loan may from time to time secure other loans, indebtedness or liabilities, such Loans shall be deemed to be Guarantor LP Purchased Loans and subject to the terms of this Agreement.

ARTICLE II –  SECURITY AND RANKING

2.1	Retention of Interest

(a)	Each of the Secured Parties acknowledges that the Bank and the Guarantor LP each have an interest in the Shared Security.

(b)	Nothing in this Section 2.1 shall conflict with the obligations of the Bank to Perfect the sale of any Guarantor LP Purchased Loan in accordance with Article 7 of the Mortgage Sale Agreement.

2.2	Priority

(a)
The Secured Parties agree with one another that the interests of the Guarantor LP in any Shared Security shall rank in priority to the interests of the Bank in such Shared Security notwithstanding any priorities of payment set forth in the terms of the Relevant Loan Documents.

(b)
Notwithstanding the terms of the Relevant Loan Documents, all Collections in respect of any Related Loans received following a default under or breach of such Related Loans that is not remedied or waived in accordance with the terms of the agreements with the Borrower in respect of such Related Loans (Post-Default Collections), including amounts received upon the enforcement of any Shared Security (Enforcement Proceeds), by any Person including the Servicer, the Secured Parties or any liquidator, receiver, trustee or other similar Person appointed in respect of the Shared Security shall be applied in accordance with the provisions of this Section 2.2(b) as follows:

(i)
FIRST, in or towards payment of all taxes, reasonable costs and expenses incurred or to be incurred in relation to the enforcement of the Shared Security, including the remuneration of any liquidator, receiver, trustee or other person appointed for such purposes;

(ii)	SECOND, in or towards payment of all amounts owing by the Borrower in respect of any Guarantor LP Purchased Loans secured by such Shared Security until such amounts have been paid in full;

(iii)	THIRD, in or towards payment of all amounts owing by the Borrower in respect of the Bank Retained Loans secured by such Shared Security until such amounts have been paid in full; and

(iv)	LASTLY, in paying the surplus (if any) to the Persons entitled thereto.

(c)
To the extent of any conflict between the terms of the Relevant Loan Documents in respect of any Shared Security and its Related Loans and the terms of this Section 2.2, the Secured Parties shall cooperate in a reasonable manner to provide for such assignment, subrogation or novation of their interests in the Related Loans and take such other actions and execute such further documents as may be necessary or desirable, on the advice of counsel to such Secured Parties, to give effect to this Section 2.2.

2.3	Allocations

(a)
Subject to the terms of the Transaction Documents, a Servicer or Replacement Servicer, as applicable, shall in respect of those Related Loans held by a Secured Party (but not against Related Loans that are not held by such Secured Party), only exercise discretion in allocating Collections, including any Post-Default Collections to which such Secured Party is entitled in accordance with Section 2.2, amongst such Secured Party’s Related Loans, to the extent any such discretion in allocation is permitted pursuant to the terms of the Related Loan Documents upon and in accordance with the written advice (which may include standing instructions) of such Secured Party and only to the extent such advice (i) complies with the provisions of this Agreement; and (ii) is not inconsistent with the provisions of the Related Loan Documents.

(b)
Absent written advice of a Secured Party delivered pursuant to Section 2.3(a), the Servicer or Replacement Servicer, as applicable, shall apply Collections, including any Post-Default Collections to which such Secured Party is entitled in accordance with Section 2.2, in the manner specified in the Related Loan Documents and if not specified therein in the discretion of the Servicer or Replacement Servicer, as applicable, acting reasonably.

2.4	Trust

(a)
Notwithstanding Section 2.3, unless and until all amounts payable in priority to amounts payable to a Secured Party in respect of any Related Loans have been paid and satisfied in full, any Secured Party which receives directly or indirectly Post-Default Collections in respect of any Related Loans or their Shared Security shall hold such Post-Default Collections, including any Enforcement Proceeds,in trust and keep such monies in a separate account for the benefit of the Secured Party entitled thereto and forthwith and in any event within two Business Days of receipt thereof transfer such amounts to the Secured Party entitled thereto or such Person as such Secured Party may direct in writing.

(b)	For greater certainty, any payments of amounts held in trust by the Guarantor LP pursuant to this Section 2.4 shall not be subject to the Priorities of Payment or any right of set-off or counterclaim.

(c)
Nothing in this Section 2.4 shall apply so as to limit any obligation of the Servicer under the Servicing Agreement or Cash Manager under the Cash Management Agreement, while the Bank is the Servicer or Cash Manager, respectively, with respect to the holding and transfer of any amounts received by the Bank in its capacity as Servicer or Cash Manager.

2.5	Exercise of Rights

Nothing contained herein shall require any Secured Party to exercise any right, or affect the right of any Secured Party to exercise and retain the benefits of exercising any right, with respect to any Borrower.

ARTICLE III – SERVICING

3.1	Single Servicer for Related Loans and their Shared Security

Related Loans and their Shared Security will be serviced by a single servicer (including any sub-servicers retained by such servicer), which will be the beneficial owner (or owner) of the Guarantor LP Purchased Loans forming part of such Related loans or a servicer appointed by such beneficial owner (or owner) .

3.2	Servicer

For so long as the Servicer is the Bank, the Guarantor LP Purchased Loans will be serviced in accordance with the terms of the Servicing Agreement and the Bank shall service or cause the Bank Retained Loans to be serviced in accordance with the originating, underwriting, administration (interest rate setting), arrears and enforcement policies applied from time to time by the Bank in the ordinary course of its business to loans and their related security which are beneficially owned solely by the Bank.

3.3	Replacement Servicer

In the event that the Servicer ceases to be the Bank, the Guarantor LP shall forthwith arrange for the servicing of any Related Loans and their Shared Security with a new Servicer (each a Replacement Servicer) in a manner which ensures continuity of servicing and is authorized to do so without any further consent on the part of the beneficial owner (or owner) of Bank Retained Loans provided that the Replacement Servicer meets the following requirements and enters into a servicing agreement in favour of the Guarantor LP and the Bank that meets the following requirements and provides that:

(a)	such Replacement Servicer:

(i)	possesses the necessary experience, qualifications, facilities and other resources to perform its responsibilities under the applicable servicing agreement;

(ii)	meets or exceeds the minimum standards, if any, prescribed by the Rating Agencies, and meets or exceeds the Servicer Replacement Ratings;

(iii)	if regulated, it is in regulatory good standing;

(iv)
is in material compliance with its internal policies and procedures (including risk management policies), if any, relevant to the execution, delivery and performance of the applicable servicing agreement;

(v)	is in material compliance with all laws, regulations and rules applicable to the Replacement Servicer relevant to the execution, delivery and performance of the applicable servicing agreement; and

(vi)	covenants to comply with, and perform its obligations under, the provisions of the Guide, and of the Transaction Documents to which it is a party, in each case applicable to it;

(b)	Related Loans are serviced by the Replacement Servicer under a single servicing agreement;

(c)
the terms of the applicable servicing agreement are commercially reasonable having regard to the interest of each of the Secured Parties in the Related Loans and Shared Security being serviced thereunder;

(d)
the Bank Retained Loans are serviced in accordance with the Seller’s Policy and otherwise in accordance with the standards of a Reasonable and Prudent Mortgage Lender and such servicing complies with any laws applicable the Bank and the servicing of the Bank’s assets;

(e)
the costs of any such Replacement Servicer are allocated on an equitable basis between the Guarantor LP and the Bank having regard to the relative proportions of the Bank Retained Loans and Guarantor LP Purchased Loans serviced under such Servicing Agreement;

(f)
the Replacement Servicer shall not be permitted to authorize, approve, accept or make any Product Switch, Additional Loan Advance or Further Advance or the like or waive any requirement to pay under the Relevant Loan Documents in respect of any the Bank Retained Loans without the prior written consent of the Bank;

(g)
the Bank shall be included as an additional insured under the policies of insurance, if any, carried by such Replacement Servicer in respect of third party liability, fire and all perils, and extended coverage claims applicable to or relating to the Bank Retained Loans and their Shared Security serviced by such Replacement Servicer;

(h)
subject to Section 2.2, the Replacement Servicer will hold any Collections or other amounts including insurance proceeds in respect of the Bank Retained Loans, including any Enforcement Proceeds to which the Bank is entitled in accordance with Section 2.2, in trust for the Bank and shall keep such money for the Bank distinguishable and in a separate account from all other monies held by the Replacement Servicer and shall, as soon as reasonably practicable and in any event shall at the end of each Business Day, transfer such monies to the Bank or such Person as the Bank may direct;

(i)
the servicing agreement shall provide for record keeping, information and reporting, and data protection covenants and indemnities, in accordance with Seller’s Policy, as applicable, and that are sufficient to allow the Bank to meet its financial and regulatory reporting obligations and which are in any event no less favourable than those provided to the Guarantor LP in respect of Guarantor LP Purchased Loans;

(j)
the servicing agreement shall expressly provide that the Replacement Servicer does not have any interest in the Bank Retained Loans and shall not sell any the Bank Retained Loans without the prior written consent of the Bank;

(k)
the Replacement Servicer shall make it clear in any correspondence with Borrowers, upon request by the Bank or when obligated by law to disclose such information, that the Replacement Servicer is acting in its capacity as servicer of the Bank in respect of the Bank Retained Loans and related matters as agent for and on behalf of the Bank and not on its own behalf and the Replacement Servicer shall upon the written request of the Bank carry out the servicing of the Bank Retained Loans in the name of the Bank;

(l)	the beneficial owner (or owner) of the Bank Retained Loans forming part of such Related Loans will be a third party beneficiary of the rights under the servicing agreement; and

(m)	any amendment or waiver of such servicing agreement must comply with the Guide and require the written agreement of each of the parties to such servicing agreement and the Bank.

Nothing in this Agreement is intended to limit the Guarantor LP from entering into a servicing agreement with the Replacement Servicer to provide for the servicing of the Guarantor LP Purchased Loans and their Related Security on substantially the same terms as the Servicing Agreement. For greater certainty, nothing in this Section 3.3 is intended to limit the rights and interests of the parties hereto as set forth in this Agreement.

3.4	Termination of the Servicer in respect of a sale of Guarantor LP Purchased Loans

(a)
Notwithstanding the terms of the Servicing Agreement (including Section 17.3 of the Servicing Agreement) or any other servicing agreement entered into with any Replacement Servicer, the servicing of any Related Loans shall not be terminated by the Guarantor LP or any purchaser in connection with any sale of Guarantor LP Purchased Loans forming part of such Related Loans unless the purchaser of such Guarantor LP Purchased Loans meets the requirements of a Replacement Servicer under Section 3.3 and enters into an agreement to service the Bank Retained Loans forming part of such Related Loans in accordance with the requirements of Section 3.3 or, where such purchaser will not be the servicer of such Loans,  such purchaser enters into a servicing agreement to provide for the servicing of the Related Loans, including the Bank Retained Loans forming part of such Related Loans, in accordance with the requirements of Section 3.3 with a servicer that meets the requirements of a Replacement Servicer under Section 3.3.

(b)	The person servicing Related Loans pursuant to any agreement entered into pursuant to Section 3.4(a) will be deemed to be a Replacement Servicer for purposes of this Agreement.

3.5	Enforcement Procedures

Notwithstanding anything in Section 3.3, each of the Secured Parties holding Related Loans, shall refrain from taking any Enforcement Procedures in respect of Related Loans unless directed by the Servicer or Replacement Servicer, as applicable, and the Servicer or Replacement Servicer shall be solely entitled to take Enforcement Procedures in respect of such Related Loans and their Shared Security and shall take such Enforcement Procedures in accordance with the Servicing Agreement (or the servicing agreement entered into with the Replacement Servicer), this Agreement and the terms of such Related Loans and their Shared Security as it would be reasonable to expect a Reasonable and Prudent Mortgage Lender to take in administering its Loans and their Related Security, in accordance with applicable laws, provided that the Servicer or Replacement Servicer, as applicable, shall (i) where practicable prior to taking any Enforcement Procedure, and (ii) in any event simultaneously with taking any Enforcement Procedure, provide the Bank, by the fastest means possible, a copy of any notices sent to the Borrower along with the details of any Enforcement Procedure (to the extent not included in copies of the relevant notice(s) so delivered) and the Bank shall not take any action that conflicts with such Enforcement Procedure.

3.6	Power of Attorney

For good and valuable consideration the Bank (solely in respect of any Bank Retained Loans and its interest in their Shared Security) hereby appoints Guarantor LP as its attorney on its behalf, and in its own or the attorney's name, for the following purposes:

(a)
executing all documents and doing all such acts and things which in the reasonable opinion of Guarantor LP are necessary or desirable for engaging a Replacement Servicer to service any Bank Retained Loans and their Shared Security in accordance with Section 3.3; and

(b)
authorizing the Replacement Servicer retained in accordance with Section 3.3 to execute and deliver for and on behalf of the Bank any and all instruments of satisfaction, cancellation or of partial or full postponement, release or discharge, and all other comparable instruments, with respect to the Bank Retained Loans and their Shared Security, to the extent permitted under and in compliance with applicable laws, to commence Enforcement Procedures with respect to such Bank Retained Loans and their Shared Security, to demand and receive payment of all monies owing in respect of such Bank Retained Loans and their Shared Security, to give releases and discharges therefor, to arrange settlements and compromises in accordance with sound collection practices and to enforce any and all rights incidental to such Bank Retained Loans and their Shared Security, in each case, in accordance with any servicing agreement entered into in accordance with Section 3.3, provided that such power of attorney shall not extend to agreeing to any amendment or waiver in respect of any agreement entered into with a Replacement Servicer and the Bank shall not be liable or responsible for the acts of the Guarantor LP or the Replacement Servicer or any failure by the Guarantor LP or the Replacement Servicer to act under or in respect of this power of attorney.  The appointment contained in Section 3.6 shall be irrevocable except with the prior written consent of the Guarantor LP and the Bond Trustee.

ARTICLE IV – PURCHASE AND SALE OF GUARANTOR LP PURCHASED LOANS

4.1	Pre-Emptive Right under Mortgage Sale Agreement

(a)	Any sale by Guarantor LP of any Guarantor LP Purchased Loan shall be subject to Article 8 of the Mortgage Sale Agreement.

(b)
Without limiting Article 8 of the Mortgage Sale Agreement, in the event that the Guarantor LP notifies the Bank that it intends to sell Loans and their Related Security which include Guarantor LP Purchased Loans and their Shared Security, the Bank may, upon not less than five Business Days prior written notice to the Guarantor LP and the Custodian provided prior to the date on which such Loans and their Related Security may be sold pursuant to the terms of the Mortgage Sale Agreement, purchase from the Guarantor LP, in accordance with the terms of such notice, such Guarantor LP Purchased Loans and Shared Security. For greater certainty the Guarantor LP shall not sell any Guarantor LP Purchased Loans and their Shared Security until five Business Days following notice to the Bank that it intends to sell such Loans and their Shared Security.

(c)
Any notice delivered by the Bank pursuant to Section 4.1(b) shall identify the relevant Guarantor LP Purchased Loans to be purchased by the Bank, the purchase price for such Guarantor LP Purchased Loans, which shall be an amount at which such Guarantor LP Purchased Loans may be sold determined in accordance with Article 7 of the Guarantor LP Agreement and comply with the requirements of the Guide and the consideration to be provided for such sale, transfer and assignment in satisfaction of such purchase price, which shall be in a form permitted under the Guide.

(d)
Upon receiving any notice pursuant to Section 4.1(b), the Guarantor LP shall take such steps as may be reasonably required by the Bank to sell, assign and transfer all right, title and interest free and clear of any Adverse Claim created by the Guarantor LP in the Guarantor LP Purchased Loans specified in such notice and their Shared Security to the Bank in accordance with the terms of such notice and shall not sell such Guarantor LP Purchased Loans or their Shared Security to any other Person.

4.2	Purchase

(a)
In the event that the Bank desires to acquire Guarantor LP Purchased Loans for any reason, including instituting Enforcement Procedures in respect of the Shared Security for any Bank Retained Loan or following receipt of a notice pursuant to Section 3.5 or otherwise becoming aware that Enforcement Procedures have been or are intended to be instituted in respect of any Shared Security, the Bank may, upon not less than five Business Days prior written notice to the Guarantor LP and the Custodian, purchase the Guarantor LP Purchased Loans in respect of such Shared Security in accordance with the terms of such notice from the Bank.

(b)
Any notice delivered by the Bank pursuant to Section 4.2(a) shall identify the relevant Guarantor LP Purchased Loans to be purchased by the Bank, the purchase price for such Guarantor LP Purchased Loans, which shall be an amount at which such Guarantor LP Purchased Loans may be sold determined in accordance with Article 7 of the Guarantor LP Agreement and comply with the requirements of the Guide and the consideration to be provided for such sale, transfer and assignment in satisfaction of such purchase price, which shall be in a form permitted under the Guide.

(c)
Upon receiving any such notice pursuant to Section 4.2(a), provided that following such sale (i) the Guarantor LP will meet the Asset Coverage Test, or at such time as the Amortization Test is being conducted, the Amortization Test, as applicable, will be met; and (ii) such sale would not (or would not reasonably be expected to) adversely affect the interests of Covered Bondholders, the Guarantor LP shall take such steps as may be reasonably required by the Bank to sell, assign and transfer all right, title and interest free and clear of any Adverse Claim created by the Guarantor LP in the Guarantor LP Purchased Loans, specified in such notice, and the Shared Security in respect of such Guarantor LP Purchased Loans to the Bank in accordance with the terms of such notice.

ARTICLE V – RELEASE OF SECURITY

5.1	Release of Security

(a)
The Custodian hereby confirms having received from the Bank a release of security (a Release of Security) as of the date hereof substantially in the form attached as Exhibit A to this Agreement with respect to the Shared Security for all Related Loans existing as of the date hereof.

(b)	The Bank covenants to deliver a Release of Security in respect of the Shared Security for all Related Loans upon the sale or contribution of any such Related Loans to the Guarantor LP.

5.2	Delivery of the Release

(a)
The Custodian shall hold all Releases of Security delivered to it as Custodial Documents in accordance with the terms of the Custodial Agreement and this Agreement, provided that to the extent of any inconsistency between the terms of this Agreement and the terms of the Custodial Agreement, the terms of this Agreement will govern. Subject to making available the Releases of Security to the Asset Monitor or CMHC in accordance with the terms of the Custodial Agreement (provided that the Custodian shall not permit copies to be made of the Releases of Security without the prior written consent of the Bank) and delivering such Releases of Security to any replacement Custodian in accordance with the terms of the Custodial Agreement, the Custodian shall deliver any such Release of Security solely in accordance with this Section 5.2.

(b)
Following the receipt of (i) a notice from the Servicer pursuant to Section 12.5(a) of the Servicing Agreement or a notice from a Replacement Servicer delivered pursuant to corresponding provisions of the servicing agreement with such Replacement Servicer, or (ii) such other evidence satisfactory to the Custodian (acting reasonably) of circumstances properly the subject of such a notice which evidence may be provided concurrently with a request by a beneficial owner (or owner) pursuant to this Section 5.2(b), any beneficial owner (or owner) of Guarantor LP Purchased Loans forming part of the affected Related Loans identified in the notice that is a party to this Agreement may deliver a request in writing to the Custodian and each other beneficial owner (or owner) of such affected Related Loans party to this Agreement requesting delivery by the Custodian of the Release of Security in respect of the Shared Security for such Related Loans and identifying the Independent Legal Counsel (as such term is used in the Guide) that is to deliver the Release Opinion (as defined below).

(c)
Provided that the Independent Legal Counsel identified in any notice delivered pursuant to Section 5.2(b) is acceptable to the Custodian, the party delivering a request pursuant to Section 5.2(b) in respect of the affected Related Loans identified in such notice shall engage such Independent Legal Counsel to provide a legal opinion (Release Opinion) addressed to the Custodian and each of the holders of the affected Related Loans, in form and substance satisfactory to the Custodian, confirming that in respect of the affected Related Loans:

(i)
(A) a notice was properly given by the Servicer to the Custodian pursuant to Section 12.5(a) of the Servicing Agreement or by a Replacement Servicer under any corresponding provision of the servicing agreement with such Replacement Servicer in respect of the affected Related Loans; or (B) the Custodian has been given other evidence satisfactory to the Custodian (acting reasonably) of circumstances properly the subject of such a notice; and

(ii)	a request to deliver the Release if Security in respect of the affected Related Loans that complies with Section 5.2(b) has been properly given to the Custodian;

(iii)
the Bank or any beneficial owner (or owner) of Bank Retained Loans forming part of the affected Related Loans that has executed and delivered a counterpart to this Agreement in respect of such Bank Retained Loans has provided advice to the Servicer in respect of the affected Related Loans that breaches or causes a breach of Sections 2.2, 2.4, 3.1 or 3.5, or otherwise breached Sections 2.2, 2.4, 3.1 or 3.5, which breach has not been remedied or advice withdrawn, as applicable, by the person responsible for such breach or that provided such advice, within 60 days (or, after an Issuer Event of Default, 10 Business Days) of such person receiving notice of such breach or such advice having been received from the Servicer or any Replacement Servicer under any corresponding provision of the servicing agreement with such Replacement Servicer in respect of the affected Related Loans; or

(iv)
any Bank Retained Loan forming part of the affected Related Loans has been sold, transferred or assigned to a Person that has not executed and delivered (A) a counterpart to this Agreement to the parties to this Agreement substantially in the form of Exhibit B agreeing to be bound by the obligations of the Bank under this Agreement with respect to such affected Bank Retained Loan and its Shared Security; and (B) a Release of Security to the Custodian in respect of the Shared Security for such affected Bank Retained Loan to be held as a Release of Security under this Agreement (unless such sale, transfer or assignment results in a single Person beneficially owning (or owning) all of the Related Loans); or

(v)
the Bank or any beneficial owner (or owner) of Bank Retained Loans forming part of the affected Related Loans that has executed and delivered a counterpart to this Agreement in respect of such Bank Retained Loans has commenced a challenge to the validity, legality or enforceability of Sections 2.2, 2.4, 3.1 or 3.5 in relation to any affected Related Loans in legal proceedings before a court of competent jurisdiction.

Any such opinion of the Independent Legal Counsel shall be binding on the parties to this Agreement absent manifest error. A Release Opinion may assume or rely upon the accuracy of factual matter’s set out in the notice delivered by the Servicer pursuant to Section 12.5(a) of the Servicing Agreement or by a Replacement Servicer under any corresponding provision of the servicing agreement with such Replacement Servicer, absent manifest error, and on matters of fact from appropriate officers or directors of a person reasonably expected to have knowledge of such matters.  In the event that the Independent Legal Counsel identified in any notice delivered pursuant to Section 5.2(b) is not acceptable to the Custodian, the Custodian and the party that delivered such notice shall cooperate to promptly select an Independent Legal Counsel satisfactory to each of them and provide notice to each other beneficial owner (or owner) of the affected Related Loans of the Independent Legal Counsel selected to provide the Release Opinion.

(d)
Upon receipt of a Release Opinion, the Custodian shall provide the Release of Security in respect of the Shared Security for the affected Related Loans specified in the Release Opinion to the beneficial owner (or owner) of the Guarantor LP Purchased Loans forming part of such Related Loans.

(e)
Prior to delivering any Release of Security pursuant to Section 5.2(d), the Custodian shall redact from the schedule of Loans to such Release of Security information in respect of those Loans and their Shared Security which are not affected Related Loans specified in the relevant Release Opinion.

(f)
No party to this Agreement shall use or allow any person on its behalf to use, deliver, register, deposit with, or cause any person to rely on any Release of Security in respect of any Shared Security for which no Release Opinion has been delivered.

(g)
The Bank may provide notice to the Guarantor LP, Bond Trustee and Custodian from time to time that it desires to replace one or more Releases of Security held by the Custodian from time to time to remove any Guarantor LP Purchased Loans that have been repaid in full or purchased by the Bank and the parties hereto shall cooperate with the Bank in facilitating such replacement. The Custodian shall hold any replacement Release of Security delivered in accordance with this Section 5.2(g) in accordance with this Section 5.2.

(h)
Any party to this Agreement that has received a Release of Security from the Custodian pursuant to Section 5.2 shall deliver such Release of Security to the party that purchases the Guarantor LP Purchased Loans related to the Shared Security to which such Release of Security relates.

5.3	Return of Shared Security

(a)
The Guarantor LP hereby transfers and conveys to the Bank any and all interest it may have in any Shared Security for which all amounts owing under any Guarantor LP Purchased Loans secured by such Shared Security have been paid in full.

(b)
The transfer and conveyance in this Section 5.3 shall occur automatically upon payment in full of such Guarantor LP Purchased Loans without any further action on the part of any Person and the Guarantor LP hereby confirms that the Release of Security delivered hereunder in respect of such Shared Security shall have no force or effect in respect if any such Shared Security following such date.

(c)
In the event that the transfer of such Shared Security under the Mortgage Sale Agreement has been Perfected, the Guarantor LP shall take such actions, execute, deliver and file such documents and notices, at the expense of the Bank, as the Bank may reasonably request to effect any transfer of such Shared Security pursuant to this Section 5.3.

ARTICLE VI – TERMINATION

6.1	Termination

This Agreement and the Release of Security shall terminate:

(a)	in respect of any Related Loans and their Shared Security upon the Related Loans being owned by a single holder; and

(b)	upon the mutual written agreement of the parties hereto.

ARTICLE VII – GENERAL

7.1	Notice

Any notice, direction or other communication given under this Agreement shall be in writing and given by delivering it or sending it by prepaid first class mail to the registered office of such person set forth above unless an alternative address is provided below, in which case delivery shall be to the address provided below, or by facsimile transmission to facsimile number set forth below, as applicable:

(a)	to Guarantor LP:

RBC Covered Bond Guarantor Limited Partnership
c/o RBC Covered Bond GP Inc.
155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7

Attention: Senior Manager, Securitization
Facsimile number: (416) 976-1368

(b)	to the Bank:

Royal Bank of Canada
155 Wellington Street West, 14th Floor
Toronto, Ontario
Canada M5V 3K7
Attention: Senior Manager, Securitization
Facsimile number: (416) 974-1368

(c)	to the Bond Trustee or Custodian:

Computershare Trust Company of Canada
100 University Avenue
9th Floor, North Tower
Toronto, Ontario
Canada  M5J 2Y1

Attention: Manager, Corporate Trust
Facsimile number: (416) 981-9777

with a copy (that shall not constitute notice to):

RBC Law Group

c/o Royal Bank of Canada
Royal Bank Plaza, South Tower, 8th Floor
200 Bay Street
Toronto, Ontario M5J 2J5

Attention: General Counsel
Facsimile number: (416) 974-3861

-and-

Norton Rose Fulbright Canada LLP
Royal Bank Plaza, South Tower, Suite 3800
200 Bay Street, P.O. Box 84
Toronto, Ontario M5J 2Z4

Attention: Andrew Fleming
Facsimile number: (416) 216-3930

Any such communication will be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Toronto time) and otherwise on the next Business Day, (ii) in the case of first class post, when it would be received in the ordinary course of the post, or (ii) if transmitted by facsimile transmission on the Business Day following the date of transmission provided the transmitter receives a confirmation of successful transmission. Any party may change its address for notice, or facsimile contact information for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address, or facsimile contact information, as applicable.

7.2	Assignment

(a)	This Agreement and any Release of Security shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

(b)
The parties hereto intend that the rights and obligations hereunder and under the Release of Security with respect to any Related Loans and their Shared Security attach to such Related Loans and their Shared Security and shall enure to the benefit of and be binding upon the successors and assigns to such Related Loans and their Shared Security.

(c)
Each of the Secured Parties shall cause any person purchasing Related Loans and their Shared Security from such Secured Party to execute a counterpart to this Agreement agreeing to be bound by the obligations of such Secured Party hereunder with respect to the Related Loans and Shared Security being purchased, in the form of Exhibit B in the case of a purchaser of Bank Retained Loans and in the form of Exhibit C in the case of a purchaser of Guarantor LP Retained Loans.

(d)
Notwithstanding anything in this Agreement, Article IV shall not apply to any the beneficial owner (or owner) of Guarantor LP Loans and their Shared Security following a sale of such Guarantor LP Loans and their Shared Security to a purchaser other than the Bank or its Affiliates made in accordance with Article IV and the other Transaction Documents.

7.3	No Rights to Borrowers.

Nothing in this Agreement shall be construed so as to:

(a)	entitle the Borrower or any other Person that is not a signatory to this Agreement to receive any proceeds of realization of any of the assets of any Borrower;

(b)	confer any rights upon any Borrower or any other Person not a party to this Agreement to enforce any covenant of any party hereunder; and

(c)
require or obligate any party hereto to: (i) advance any monies or otherwise extend credit to any Borrower at any time, or (ii) enforce or realize upon the property, assets or undertaking of any Borrower.

7.4	Further Assurances.

The parties hereto agree that they shall at all times do, execute, acknowledge and deliver all such acts, deeds and agreements as may be reasonably necessary or desirable to give effect to the terms and provisions of this Agreement including any and all acts, deeds or agreements as may be necessary for the purpose of registering or filing notice of the terms and provisions of this Agreement.

7.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, understandings and agreements with respect to the matters contemplated herein.  This Agreement may not be amended or modified in any respect except by written instrument executed by the parties.

7.6	Severability

If any provision of this Agreement or any document delivered in connection with this Agreement is partially or completely invalid or unenforceable, the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall be construed and enforced as if that invalid or unenforceable provision were omitted.  The invalidity or unenforceability of any provision in one jurisdiction shall not affect such provisions validity or enforceability in any other jurisdiction.

7.7	Amendments and Waivers

Any amendments or waiver to this Agreement will be made only with the prior written consent of in the case of any amendment, each party to this Agreement and in the case of any waiver to this Agreement, the Guarantor LP, the Bank and each party whose rights are being waived.  Each proposed amendment or waiver of this Agreement that is considered by the Guarantor LP to be a material amendment or waiver shall be subject to Rating Agency Confirmation and the Guarantor LP (or the Cash Manager on its behalf) shall deliver notice to the Rating Agencies of any amendment or waiver which does not require Rating Agency Confirmation provided that failure to deliver such notice shall not constitute a breach of the obligations of the Guarantor LP under this Agreement. For greater certainty the execution of a counterparty by any person in substantially the form attached hereto will not constitute an amendment to this Agreement for purposes of this Section 7.7.

7.8	Bond Trustee

(a)
If there is any change in the identity of the Bond Trustee, the parties to this Agreement shall execute such documents and take such action as the successor Bond Trustee and the outgoing Bond Trustee may reasonably require for the purpose of vesting in the successor Bond Trustee the rights and obligations of the outgoing Bond Trustee under this Agreement.

(b)
The Bond Trustee has agreed to become a party to this Agreement for the better preservation and enforcement of its rights under this Agreement but shall have no responsibility for any of the obligations of, nor assume any liabilities to, the Bank or the Guarantor LP hereunder.  For the avoidance of doubt, the parties to this Agreement acknowledge that the rights and obligations of the Bond Trustee are governed by the Trust Deed and the Security Agreement.  Any liberty or right which may be exercised or any determination which may be made under this Agreement by the Bond Trustee may be exercised or made in the Bond Trustee’s absolute discretion without any obligation to give reasons therefor and the Bond Trustee shall not be responsible for any liability occasioned by so acting, if acting in accordance with the terms of the Trust Deed and the Security Agreement, but without prejudice to the obligation of the Bond Trustee to act reasonably.

7.9	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

7.10	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.  Transmission by facsimile of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date written above.

RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP, acting by its managing general partner RBC COVERED BOND GP INC.
Per:	/s/ David Power
Name: David Power
Title: President

ROYAL BANK OF CANADA
Per:	/s/ James Salem
Name: James Salem
Title: Executive Vice-President and Treasurer

Per:	/s/ David Power
Name: David Power
Title: Vice-President, Corporate Treasury

COMPUTERSHARE TRUST COMPANY OF CANADA, as Bond Trustee and Custodian
Per:	/s/ Mircho Mirchev
Name: Mircho Mirchev
Title: Corporate Trust Officer
Per:	/s/ Stanley Kwan
Name: Stanley Kwan
Title: Associate Trust Officer

EXHIBIT A

RELEASE OF SECURITY

This Release of Security is delivered pursuant to and in accordance with the terms of a Security Sharing Agreement dated June 24, 2013 (as the same may be amended, restated or replaced from time to time, the “Security Sharing Agreement”) between Royal Bank of Canada, RBC Covered Bond Guarantor Limited Partnership and Computershare Trust Company of Canada, as Bond Trustee and Custodian, and the Guide. Capitalized terms used and not otherwise defined in this Release of Security have the meaning given to such terms in the Security Sharing Agreement.

Royal Bank of Canada hereby relinquishes in respect of any Mortgage or hypothecary instruments (which shall include any collateral mortgages) securing loans identified in the Schedule of Mortgages attached, any and all interest or right it has in or to such Mortgage or hypothecary instruments (which shall include any collateral mortgages) in favour of RBC Covered Bond Guarantor Limited Partnership.

The Mortgages have been sold to RBC Covered Bond Guarantor Limited Partnership under the terms of Mortgage Sale Agreement initially dated October 27, 2007 as the same has been most recently amended and restated as of June 24, 2013 between Royal Bank of Canada, as Seller, RBC Covered Bond Guarantor Limited Partnership and Computershare Trust Company of Canada, as Bond Trustee, in connection with Royal Bank of Canada’s Global Covered Bond Programme.

Royal Bank of Canada further undertakes to sign any other document upon presentation so as to give full effect to the relinquishment set forth in this Release of Security.

Royal Bank of Canada
Royal Bank Plaza, South Tower,
8th Floor, 200 Bay Street,
Toronto, Ontario,
Canada M5J 2J5

ROYAL BANK OF CANADA
Per:
Name:
Title:
Per:
Name:
Title:

Dated:___________________, 20__

EXHIBIT B

FORM OF COUNTERPART FOR PURCHASER
OF THE BANK RETAINED LOANS

TO:	ROYAL BANK OF CANADA (the “Bank”)

AND TO:	RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor LP”)

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA (the “Custodian”)

WHEREAS the Bank, the Guarantor LP, and the Custodian have entered into the Security Sharing Agreement (the “Agreement”) dated as of June 24, 2013;

AND WHEREAS the Agreement requires that any person purchasing Bank Retained Loans from the Bank must execute and deliver a counterpart to the Agreement agreeing to be bound by the obligations of the Bank with respect to the Bank Retained Loans being purchased;

AND WHEREAS the undersigned agrees to execute this counterpart in connection with purchasing Bank Retained Loans from the Bank;

AND WHEREAS all of the capitalized terms used herein have the meanings ascribed to them in the Agreement or in the Master Definitions and Construction Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.	The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety;

2.
In executing this counterpart to the Agreement, the undersigned hereby covenants and agrees to be bound by the obligations of the Bank with respect to the Bank Retained Loans as outlined in the Agreement;

3.	Any notices, directions or other communication delivered to the undersigned pursuant to Section 7.1 of the Agreement should be delivered to the address provided below:

[insert purchaser address]

4.
This counterpart to Agreement is governed by and is to be interpreted, construed and enforced in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein (without application of any conflicts of Laws rules thereunder).

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this counterpart agreement to be executed as of this ___ day of __________, 2013.

If an individual:

Witness	Name:

If a corporate or other entity:

Name:

Per:
Name:
Title:

EXHIBIT C

FORM OF COUNTERPART FOR PURCHASER
OF THE GURANTOR LP PURCHASED LOANS

TO:	RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP (the “Guarantor LP”)

AND TO:	ROYAL BANK OF CANADA (the “Bank”)

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA (the "Custodian”)

WHEREAS the Guarantor LP, the Bank and the Custodian have entered into the Security Sharing Agreement (the “Agreement”) dated as of June 24, 2013;

AND WHEREAS the Agreement requires that any person purchasing Guarantor LP Purchased Loans from the Guarantor LP must execute and deliver a counterpart to the Agreement agreeing to be bound by the obligations of the Guarantor LP with respect to the Guarantor LP Purchased Loans being purchased;

AND WHEREAS the undersigned agrees to execute this counterpart in connection with purchasing Guarantor LP Purchased Loans from the Guarantor LP;

AND WHEREAS all of the capitalized terms used herein have the meanings ascribed to them in the Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.	The undersigned hereby acknowledges having received a copy of the Agreement and having read the Agreement in its entirety;

2.
In executing this counterpart to the Agreement, the undersigned hereby covenants and agrees to be bound by the obligations of the Guarantor LP with respect to the Guarantor LP Purchased Loans as outlined in the Agreement;

3.	Any notices, directions or other communication delivered to the undersigned pursuant to Section 7.1 of the Agreement should be delivered to the address provided below:

[insert purchaser address]

4.
This counterpart to Agreement is governed by and is to be interpreted, construed and enforced in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein (without application of any conflicts of Laws rules thereunder).

[The remainder of this page has been intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this counterpart agreement to be executed as of this ___ day of __________, 2013.

If an individual:

Witness	Name:

If a corporate or other entity:

Name:

Per:
Name:
Title: